SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 3, 1997



                           GLENAYRE TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



Delaware                              0-15761                       98-0085742
(STATE OR OTHER JURISDICTION        (COMMISSION                  (IRS EMPLOYER
OF INCORPORATION)                   FILE NUMBER)            IDENTIFICATION NO.)



5935 Carnegie Boulevard, Charlotte, North Carolina                        28209
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)


Registrant's telephone number, including area code   (704) 553-0038


                                 Not applicable
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On November 3, 1997, the Registrant acquired 100% of the outstanding Common and Preferred Stock of Wireless Access, Inc., a California corporation ("WAI") pursuant to the terms of an Acquisition Agreement (the "Acquisition Agreement") dated as of October 1, 1997 among the Registrant, WAI Acquisition Corp., a wholly-owned subsidiary of the Registrant ("Glenayre Sub") and WAI. Pursuant to the terms of the Acquisition Agreement, Glenayre Sub was merged with and into WAI, with WAI as the surviving corporation and continuing as a wholly-owned subsidiary of the Registrant. In connection with the merger, each share of WAI Common and Preferred Stock outstanding immediately prior to the merger was converted into the right to receive cash in the aggregate amount of approximately $82 million. The funds to complete the acquisition were obtained from the Registrant's cash on hand, cash equivalents and short-term investments. In addition, each issued and unexercised option to purchase WAI Common Stock (a "WAI Stock Option") was converted into an option to purchase that number of shares of the Registrant's Common Stock equal to the number of shares of WAI Common Stock covered by the WAI Stock Option multiplied by .25132979 and the exercise price was proportionately adjusted. A total of 1,350,000 shares of the Registrant's Common Stock are reserved for issuance upon the exercise of WAI Stock Options. The terms of the Acquisition Agreement, including the consideration to be paid, were negotiated on an arms-length basis by senior members of the managements of the Registrant and WAI. During the negotiations, the Registrant based its valuation of WAI on (i) valuation ranges provided by the Registrant's investment bankers; (ii) its assessment of valuation parameters of companies in the same or related business as WAI; (iii) WAI's historical financial results and its prospects; and (iv) the potential effects that a transaction would have on the Registrant's financial results.

         WAI designs, develops and markets two-way paging devices. WAI's products are sold to paging service providers. The Registrant currently intends to continue to use the equipment and other physical property of WAI to design, develop and market the same or similar products.

         The Registrant's News Release announcing the acquisition of the WAI Common and Preferred Stock is filed as Exhibit 99 to this Report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

                  2      Acquisition Agreement dated as of October 1, 1997.

                  99     Registrant's News Release dated November 6, 1997.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       GLENAYRE TECHNOLOGIES, INC.



                                       By   s/ Eugene C. Pridgen
                                               Eugene C. Pridgen
                                               Executive Vice President



Dated:  November 11, 1997



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                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    EXHIBITS

                                    FORM 8-K
                                 CURRENT REPORT


Date of Report                                         Commission File Number
November 3, 1997                                               0-15761


                           GLENAYRE TECHNOLOGIES, INC.

                                  EXHIBIT INDEX


Exhibit No           Exhibit Description

   2                 Acquisition Agreement dated as of October 1, 1997.

   99                Registrant's News Release dated November 6, 1997.



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